SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.   20549



                                FORM 8-K/A

                              Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)  April 16, 1994


                       NORTHROP GRUMMAN CORPORATION
          (Exact name of registrant as specified in its charter)


       DELAWARE                   1-3229                   No. 95-1055798
(State or other jurisdiction    (Commission              (I.R.S. Employer
 of incorporation)             File Number)          Identification Number)


   1840 Century Park East
   Los Angeles, California                                       90067
(address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code (310) 553-6262

                           Northrop Corporation
       (Former name or former address, if changed since last report)

Item 5.  Other Events



Registrant, Northrop Grumman Corporation, a Delaware corporation, was formerly known as Northrop Corporation. The Certificate of Incorporation was amended to change the name from Northrop Corporation to Northrop Grumman Corporation pursuant to shareholder approval at the Annual Shareholders Meeting on May 18, 1994 in Los Angeles, California. The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on May 18, 1994 and became effective the same date. The name was changed following a successful tender offer by Northrop Acquisition, Inc., a wholly owned subsidiary of Northrop Corporation, for Grumman Corporation.
Item 7. Financial Statements and Exhibits

(b) Pro forma financial information

The following unaudited pro forma condensed financial statements combine on a pro forma basis the consolidated financial statements of Northrop Grumman Corporation, formerly known as Northrop Corporation, ("Northrop") and of Grumman Corporation ("Grumman"). The unaudited pro forma balance sheet has been prepared as if Northrop had purchased Grumman on March 31, 1994. The pro forma statements of operations for the year ended December 31, 1993 and for the three months ended March 31, 1994 were prepared as if Northrop had purchased Grumman on January 1, 1993 and January 1, 1994, respectively. The acquisition of Grumman is accounted for in these pro forma financial statements using the purchase method of accounting. The purchase price has been allocated to the underlying assets and liabilities of Grumman based on preliminary estimates of their respective fair values. During the remainder of 1994 these estimates will be refined and changes, if any, will be reflected in the Company's 1994 Annual Report on Form 10K.

These unaudited pro forma condensed financial statements and the accompanying notes are intended to be used for informational purposes only and are not necessarily indicative of the financial condition or results of operations had the acquisition of Grumman occurred as of the dates indicated and are not intended to be indicative of future results.

PRO FORMA CONDENSED COMBINED Northrop Grumman Corporation and Subsidiaries STATEMENTS OF FINANCIAL POSITION
(UNAUDITED)
MARCH 31, 1994

                                                       Pro Forma    Pro Forma
                               Northrop   Grumman     Adjustments    Combined
$ in millions
Assets:
Cash and cash equivalents      $   206    $  287    $                $   493
Marketable securities                         28                          28
Accounts receivable                812       557       (81)(a)(b)(c)   1,288
Inventoried costs                  564       518      (104)(a)(b)(c)     978
Prepaid expenses &
  other current assets              67        54        19 (a)           140
Total current assets             1,649     1,444      (166)            2,927
Property, plant and equipment    2,796     1,363      (905)(a)(b)      3,254
Accumulated depreciation
  and amortization              (1,798)     (999)      999 (a)        (1,798)
                                   998       364        94             1,456
Goodwill                                             1,219 (a)         1,219
Other purchased intangible assets                      392 (a)           392
Prepaid pension cost and
  intangible pension asset         298        13                         311
Investments in and advances to
  affiliates and sundry assets      83       101       (17)(a)(b)        167
Deferred income taxes                7       112       (95)(a)            24
                                   388       226     1,499             2,113
                               $ 3,035    $2,034    $1,427           $ 6,496

                                                       Pro Forma    Pro Forma
                               Northrop   Grumman     Adjustments    Combined
Liabilities and Shareholders' Equity:
Current maturities of
  long-term debt                $         $    7    $  330 (a)        $  337
Trade accounts payable             294       145       (29)(b)           410
Accrued employees' compensation    159       169        36 (a)(b)        364
Income taxes                       462        75        (2)(b)           535
Other current liabilities          212       183       159 (a)(b)(c)     554
Total current liabilities        1,127       579       494             2,200
Long-term debt                     160       241     1,680 (a)         2,081
Accrued retiree benefits           318       301       183 (d)           802
Deferred income taxes               48                 (48)(a)(c)(d)
Other liabilities and
  deferred gain                     22        96       (65)(a)            53
Common stock                       261       345      (345)(c)           261
Retained earnings                1,099       472      (472)(a)(c)(d)   1,099
                                 1,360       817      (817)            1,360
                                $3,035    $2,034    $1,427            $6,496

PRO FORMA CONDENSED COMBINED      Northrop Grumman Corporation and Subsidiaries
STATEMENTS OF OPERATIONS
(UNAUDITED)
THREE MONTHS ENDED MARCH 31, 1994



                                                       Pro Forma    Pro Forma
                               Northrop   Grumman     Adjustments    Combined
$ in millions, except per share

Net Sales                       $1,218    $  638     $  37 (b)(c)     $1,893
Cost of sales
  Operating costs                1,019       564         4 (a)(b)(c)   1,587
  Administrative and
    general expenses               116        27        53 (a)(b)(e)     196
Operating margin                    83        47       (20)              110
Interest expense                    (5)       (7)      (26)(b)(e)        (38)
Merger related costs                         (60)       60 (f)
Other, net                           1         6        (3)(b)             4
Income(loss) before income taxes    79       (14)       11                76
Federal and foreign
  income taxes(benefit)             27        (5)        7 (g)            29
Net income                      $   52   $    (9)    $   4            $   47

Weighted average shares outstanding,
in millions                       49.1                                  49.1

Earnings per share              $ 1.05                                $  .96

PRO FORMA CONDENSED COMBINED      Northrop Grumman Corporation and Subsidiaries
STATEMENTS OF OPERATIONS
(UNAUDITED)
YEAR ENDED DECEMBER 31, 1993



                                                       Pro Forma    Pro Forma
                               Northrop   Grumman     Adjustments    Combined
$ in millions, except per share

Net Sales                       $5,063    $3,225    $ (360)(b)        $7,928
Cost of sales
  Operating costs                4,359     2,930      (580)(a)(b)(c)   6,709
  Administrative and
    general expenses               485       116       279 (a)(b)(e)     880
Operating margin                   219       179       (59)              339
Interest expense                   (38)      (32)     (104)(a)(e)       (174)
Restructuring charge                         (85)       85 (f)
Other, net                         (11)       25        (8)(b)             6
Income before income taxes         170        87       (86)              171
Federal and foreign
  income taxes                      74        21       (20)(g)            75
Net income                      $   96   $    66   $   (66)           $   96

Weighted average shares outstanding,
in millions                       48.1                                  48.1

Earnings per share              $ 1.99                                $ 1.99

           Notes to Pro Forma Condensed Combined Financial Statements
                                   (Unaudited)


 a. Adjustments to record $2-billion term loans obtained to finance the acquisition of Grumman, accrue $127 million for the payment of the balance of Grumman shares still outstanding along with additional acquisition related costs and to assign the purchase price to assets acquired and liabilities assumed. The allocation of the purchase price to assets and liabilities is based on preliminary estimates of their respective fair values and may subsequently be adjusted.

 b. Adjustment to reflect the Special Purpose Vehicles industry segment as discontinued operations. Management intends to dispose of the Special Purpose Vehicles industry segment previously operated by Grumman and therefor these operations have been excluded from the Statements of Operations and included in the caption Investment in and advances to affiliates and sundry assets on the Statement of Financial Position.

 c. Adjustment to reflect change in the method of recognizing revenue on certain government contracts applied by Grumman to conform with revenue recognition policy applied by Northrop.

 d. Adjustment to record Grumman retiree benefits liabilities in excess of market value of assets at March 31, 1994. Management is in the process of reviewing the Grumman health and welfare benefit plans and based on the results of that review the fair value of the liability may be adjusted.

 e. Adjustment to: 1) record interest on term loans used to finance the acquisition of Grumman at the estimated effective rate of 5.5%; 2) amortize goodwill over a 40 year period on a straight line basis; and
         3) amortize other purchased intangible assets on a straight line basis over periods ranging from 3 to 38 years, with a weighted average life of 23 years.

 f. Adjustments to eliminate certain expenses which will not be incurred on an ongoing basis.

 g. Adjustment to record the income tax effects of pretax pro forma adjustments.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED:  JUNE 30, 1994                              NORTHROP GRUMMAN CORPORATION




                                 &&PINAD1368
                                 Sheila M. Gibbons
                                 Vice President and Secretary